UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013

ULTRA SUN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1646 W. Pioneer Blvd., Suite 120, Mesquite, NV 89027
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (702) 346-3906

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Report which is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On September 30, 2013, Ultra Sun Corp., a Nevada corporation (the “Registrant”), completed the sale of all the assets and business known as “Sahara Sun Tanning” located at 87 E. State Road 73, Saratoga Springs, Utah, to LST Utah, LLC (“LST”), an unrelated third party, for a cash purchase price of $60,000.  The Registrant paid a broker’s fee of $10,000 to Coldwell Banker Commercial, which represented the Registrant in connection with the sale of the tanning salon business and the transaction with LST.  In connection with the transaction, LST acquired all the assets of the tanning salon business, including inventory and entered into a new lease with the landlord for the premises in which the business is located.

The sale was effected pursuant to an Offer for Purchase and Sale of Business and Assets (the “Sale Agreement”) made by LST on August 18, 2013, as amended by a counteroffer dated August 27, 2013 and Addendum No. 2 to the Sale Agreement dated September 30, 2013.  In connection with the transaction the parties entered into a mutual indemnification agreement dated as of September 27, 2013, and the Registrant and its president, David Tobias, entered into a five-year non-competition agreement with LST with respect to the counties of Davis, Salt Lake, Summit and Wasatch, Utah.

The foregoing summary of the Sale Agreement is qualified in its entirety by reference to the Sale Agreement, counter offer and amendments thereto, copies of which are included as an exhibit to this report.

As previously reported in the current report on Form 8-K filed July 18, 2013, the Registrant entered into a consulting agreement dated as of July 12, 2013 with Neil Blosch, its former president, pursuant to which Mr. Blosch agreed to manage the tanning salon operations and assist the Registrant in selling the tanning salon prior to the expiration of the tanning salon lease on September 30, 2013.  Among other terms, the consulting agreement provided that upon the sale of the tanning salon, the proceeds from such sale would be applied first to pay Mr. Blosch an incentive bonus in the amount of $50,000; second to hold for the benefit of the Registrant the amount of any net loss incurred by the tanning salon (that is, operating costs the tanning salon was not able to pay from its income in its ordinary course of business) during the period from April 1, 2013 through the date of sale; third to pay the promissory note dated July 12, 2013 to Mr. Blosch and two former stockholders of the Registrant in the principal amount of $7,100 (the “July Note”); and fourth to pay 50% of the remaining sales proceeds (up to a maximum of an additional $25,000) to Mr. Blosch as an additional incentive bonus.  The consulting agreement provided that in the event the sales proceeds from the tanning salon were not adequate to pay the amounts listed above, the proceeds would be applied in the order of priority set forth above until they had been exhausted.  Pursuant to the terms of the consulting agreement, Mr. Blosch was paid an incentive bonus in the amount of $50,000, the amount of the net proceeds from the sale of the tanning salon, and the July Note was terminated in accordance with its terms and the principal amount of such note was treated as a contribution to capital by the note holders.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

10.1	10	Offer for Purchase and Sale of Business and Assets Between LST Utah, LLC and the Registrant dated August 23, 2013 and related agreements	This Filing
10.2	10	Noncompetition Agreement among the Registrant, David Tobias and LST Utah, LLC dated as of September 27, 2013.	This Filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA SUN CORPORATION
Date: October 25, 2013
By: /s/ David Tobias
Name: David Tobias
Title: President